Exhibit 10.2

SECURITY AGREEMENT

DATE:	April 3, 2008

PARTIES:	Profile L.L.C.
6930 Cahaba Valley Road, Suite 200
	Birmingham, AL 35242	(“Profile”)

ProUroCare Medical, Inc.
5500 Wayzata Boulevard #310
	Golden Valley, MN 55416	(“ProUroCare”)
Cleveland, OH 44122 (the “Corporation”)

AGREEMENTS:

FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, Profile (the “Secured Party”), and ProUroCare (the “Debtor”) agree as follows:

1.             Grant of Security Interest and Collateral.  In order to secure payment and performance of the debt, liability and obligation evidenced by the Promissory Note issued by the Debtor to the Secured Party dated April 3, 2008 (the “Note”) which arises out of that certain Asset Purchase Agreement dated April 3, 2008 (the “Purchase Agreement”) for patents/applications and know-how (the “Assets”) described on Exhibit A thereto.  Debtor hereby grants to the Secured Party a security interest (the “Security Interest”) in the Assets.

2.             Representations, Warranties and Agreements.  Debtor represents, warrants and agrees to and with each of the Secured Party that:

(a)           Debtor is duly incorporated, validly existing and in good standing under the laws of the state of Nevada.  This Security Agreement has been duly and validly authorized by all necessary corporate action.  Debtor has full power and authority to execute this Agreement, to perform Debtor’s obligations hereunder and to subject the Collateral to the Security Interest granted to the Secured Party.

(b)           Debtor has and will maintain absolute title to the Assets free and clear of all security interests, liens and encumbrances, and will defend the Assets against all claims or demands of all persons other than the Secured Party.

3.             Events of Default.  The occurrence of any Event of Default, as defined in the Note, shall constitute an Event of Default hereunder.

4.             Remedies Upon Event of Default.  If any Event of Default shall occur and be continuing, then the Secured Party may exercise any one or more of the following rights or remedies:  (i) exercise and enforce any or all rights and remedies available to the Secured Party under the Promissory Note; and (ii) exercise or enforce any or all other rights or remedies available to the Secured Party by law or agreement against the Assets, against Debtor or against any other person or property.

THE PARTIES have executed this Security Agreement the day and year first above written.

Secured Party:	PROFILE, L.L.C.

	By:	/s/ Stanley L. Graves
	Name:	Stanley L. Graves
	Title:	Manager

Debtor:	PROUROCARE MEDICAL, INC.

	By:	/s/ Richard Carlson
	Name:	Richard Carlson
	Title:	CEO